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Exhibit 99.2

     On April 25, 2000 (the "Closing Date"), pursuant to an agreement and plan of merger dated April 17, 2000 (the "Merger Agreement") by and among OTG Software, Inc., a Delaware corporation ("OTG Software"), OTG Merger Corp., a Delaware corporation and a wholly-owned subsidiary of OTG Software ("Merger Sub"), and xVault, Inc., a Delaware corporation ("xVault"), OTG Software acquired xVault through the merger (the "Merger") of Merger Sub with and into xVault, with xVault remaining as the surviving corporation in the merger under the name OTG E-Mail Corp. As a result of the Merger, xVault is now a wholly-owned subsidiary of OTG Software. Merger Sub was created solely for the purpose of effecting the Merger. xVault is a provider of e-mail solutions to government, business and industry. xVault's products provide organizations with tools to enforce e-mail policies, increase employee productivity, comply with statutory and regulatory mandates and secure electronic data against loss or espionage.

     Pursuant to the Merger Agreement, OTG Software issued 160,000 shares of its common stock and paid an aggregate of $1.75 million in cash to the former xVault stockholders in exchange for all the outstanding shares of xVault's capital stock and the cancellation of all outstanding options to purchase xVault common stock. The cash component of the acquisition price was available to OTG Software from cash on hand. The value of the common stock component of the consideration was determined to be $2.2 million based on an analysis prepared by a third-party appraiser. The acquisition was accounted for under the "purchase method."

     Twenty three thousand four hundred fifteen shares (23,415) of OTG Software common stock issued to the former xVault stockholders pursuant to the Merger Agreement are being held in escrow for a period of nine months to secure certain indemnification obligations of the former xVault stockholders. In addition, fifty three thousand three hundred thirty three shares (53,333) of OTG Software common stock issued to the former xVault stockholders pursuant to the Merger Agreement are being held in a separate escrow for a period of six months, subject to repurchase by OTG Software at a per share price of $16.979 upon the occurrence of certain conditions.

     The following unaudited pro forma condensed consolidated financial statements of OTG Software include: (1) adjustments necessary to reflect the fair value of the assets acquired and liabilities assumed from xVault, and; (2) the use of cash and the issuance of common stock to acquire xVault. The unaudited pro forma condensed consolidated balance sheet as of December 31, 1999 was prepared as if the acquisition occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1999 was prepared as if the acquisition occurred on January 1, 1999. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with OTG Software's audited consolidated financial statements and accompanying notes thereto contained in the prospectus included in OTG Software's Registration Statement on Form S-1, as amended (SEC File No. 333-93581), and the xVault audited consolidated financial statements filed herewith (see Exhibit 99.1).

     In the opinion of OTG Software's management, all adjustments necessary to present fairly such unaudited pro forma condensed consolidated financial statements have been made based on the terms and structure of the transaction. The following unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not

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necessarily represent the financial results that would have resulted had the acquisition actually occurred on the dates indicated nor are the results indicative of the future results of operations or financial condition of OTG Software on a consolidated basis. In addition, these statements are based upon information and assumptions available at the time of the filing of this report, including preliminary estimates of the fair values of the assets acquired and the liabilities assumed from xVault as part of the acquisition.

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
Unaudited Pro Forma Condensed Consolidated Balance Sheet of OTG Software as of December 31, 1999

                                                          OTG Software     xVault       Pro forma       Pro forma
                                                           historical    historical    adjustments    consolidated
                                                           ----------    ----------    -----------    ------------
ASSETS
Current assets
   Cash and cash equivalents                                 $  2,494    $      45      $  (1,750) a.   $    789
   Certificate of deposit                                           -           54              -             54
   Accounts receivable, net                                     7,596            -              -          7,596
   Prepaid royalties and other current assets                     693           10              -            703
                                                             --------    ---------      ---------       --------
      Total current assets                                     10,783          109         (1,750)         9,142
Other assets
   Property and equipment, net                                  1,444           69              -          1,513
   Goodwill, net                                                    -            -          2,554  c.      2,554
   Other intangibles, net                                           -            -            804  c.        804
   Other assets, net                                              362            -              -            362
                                                             --------    ---------      ---------       --------
      Total other assets                                        1,806           69          3,358          5,233
                                                             --------    ---------      ---------       --------
         Total assets                                        $ 12,589    $     178      $   1,608       $ 14,375
                                                             ========    =========      =========       ========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities
   Accounts payable                                          $  1,509    $      76      $       -       $  1,585
   Accrued bonuses, compensation and benefits                   2,533           13              -          2,546
   Accrued liabilities                                          1,175            -            125  a.      1,300
   Accrued interest                                             1,327            -              -          1,327
   Notes payable                                                5,000            -              -          5,000
   Current portion of long-term debt                           13,803            -              -         13,803
   Subordinated notes payable-stockholders                      1,969            -              -          1,969
   Deferred revenues-other                                        400            -              -            400
   Deferred revenues-maintenance and licenses                   3,050           19              -          3,069
                                                             --------    ---------      ---------       --------
      Total current liabilities                                30,766          108            125         30,999
Other liabilities
   Long-term debt, net of current portion                       3,529            -              -          3,529
                                                             --------    ---------      ---------       --------
      Total other liabilities                                   3,529            -              -          3,529
                                                             --------    ---------      ---------       --------
         Total liabilities                                     34,295          108            125         34,528
Redeemable common stock    -                                                   318           (318) d.          -
Shareholders' equity (deficit)
   Preferred stock                                                  -            -              -              -
   Common stock                                                   163           80            (80) d.        165
                                                                                                2  a.
   Additional paid-in capital                                   4,081          714           (714) d.      6,252
                                                                                            2,171  a.
   Deferred compensation                                       (2,557)           -              -         (2,557)
     Accumulated deficit                                      (22,416)      (1,042)         1,042  d.
                                                                                             (620) d.    (23,036)
                                                             --------    ---------      ---------       --------
      Total shareholders' equity (deficit) before stock
         subscriptions receivable                             (20,729)        (248)         1,801        (19,176)
            Less: stock subscriptions receivable                 (977)           -              -           (977)
                                                             --------    ---------      ---------       --------
               Total stockholders' equity (deficit)           (21,706)        (248)         1,801        (20,153)
                                                             --------    ---------      ---------       --------
                  Total liabilities and shareholders'
                    equity (deficit)                         $ 12,589    $     178      $   1,608       $ 14,375
                                                             ========    =========      =========       ========


See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statement.

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Unaudited Pro Forma Condensed Consolidated Statement of operations of OTG
Software for the Year Ended December 31, 1999

                                                          OTG Software    xVault       Pro forma      Pro forma
                                                           historical   historical    adjustments   consolidated
                                                           ----------   ----------    -----------   ------------
Revenues
   Software licenses                                         $ 18,208    $      82      $       -       $ 18,290
   Services                                                     7,232           -               -          7,232
                                                             --------    ---------       --------       --------
      Total revenues                                           25,440           82              -         25,522
Cost of revenues
   Software licenses                                            1,062           84              -          1,146
   Services                                                     3,017            -              -          3,017
                                                             --------    ---------      ---------        -------
      Total cost of revenues                                    4,079           84              -          4,163
                                                             --------    ---------       --------       --------
Gross profit (loss)                                            21,361           (2)             -         21,359
Operating expenses
   Sales and marketing                                         11,487          344              -         11,831
   Research and development                                     5,137          568              -          5,705
   General and administrative                                   4,139          129              -          4,268
   Amortization of acquired intangible assets                       -            -            763 c.         763
   Write-off of acquired in-process research
      and development                                               -            -              - c.           -
                                                             --------    ---------       --------       --------
         Total operating expenses                              20,763        1,041            763         22,567
Income (loss) from operations                                     598       (1,043)          (763)        (1,208)
Other income (expense)
   Interest income                                                 34            1            (34) e.          1
   Interest expense                                            (2,087)           -              -         (2,087)
                                                             --------    ---------       --------       --------
         Total other income (expense)                          (2,053)           1            (34)        (2,086)
                                                             --------    ---------        -------       --------
Loss before income taxes                                       (1,455)      (1,042)          (797)        (3,294)
                                                             --------    ---------         ------       --------
Provision for income taxes                                          -            -              -              -
                                                             --------    ---------       --------       --------
Net loss                                                     $ (1,455)     $(1,042)      $   (797)      $ (3,294)
                                                             ========    =========       ========       ========
Loss per common share
   Basic and Diluted                                         $  (0.09)   $       -        $ (4.98) f.   $  (0.20)
Shares used for computation
   Basic and Diluted                                           16,315            -            160  f.     16,475

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (amounts in thousands except share amounts)

a. Adjustments to cash and cash equivalents and stockholders' equity (deficit) consist of:

      Cash component of purchase price                                                                  $1,750
      Issuance of 160,000 shares of OTG Software common stock                                            2,173
      Direct acquisition costs                                                                             125
                                                                                                        ------
      Cost of acquisition                                                                               $4,048
                                                                                                        ======


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
b. Excess of cost of acquisition over the fair value of the tangible net assets acquired and the liabilities assumed:

      Cost of acquisition (see note a. above)                                                           $4,048
      Less the fair value of the tangible net assets acquired and liabilities
          assumed of xVault                                                                                (70)
                                                                                                        ------
      Excess of cost of acquisition over the fair value of the tangible net
          assets acquired and liabilities assumed of xVault                                             $3,978
                                                                                                        ======

c. The cost of acquisition was allocated to tangible net assets and identifiable intangible assets with the remainder attributable to goodwill. The value of the tangible assets acquired and liabilities assumed approximated the amounts presented in xVault's historical financial statements. The estimated fair value of identifiable intangible assets and goodwill, based on a preliminary assessment of management together with an independent valuation firm, along with their estimated lives for amortization, are as follows:

                                                                                                     Annual
                                                              Life             Fair value         amortization
                                                              ----             ----------         ------------
            In-process research and development                 *                 $  620                *

            Goodwill                                         5 years               2,554                $511

            Developed technology                             3 years                 554                $185
            Acquired workforce                               4 years                 200                $ 50
            Acquired customer base                           3 years                  50                $ 17
                                                                                 -------
                                                                                     804
                                                                                 -------
                                                                                  $3,978
                                                                                 =======

       * OTG Software expects to recognize a non-recurring charge of $0.6 million in the quarter ended June 30, 2000 to write-off of in-process research and development based on an assessment of purchased technology of xVault as of the acquisition date. In-process research and development reflects the portion of the cost of acquisition representing technology that did not meet the accounting definition of "completed technology." As such, under generally accepted accounting principles, the amount allocated to in-process research and development is required to be immediately charged against earnings. The assessment of in-process research and development involved analyzing the discounted cash flows associated with each of the technologies that were under development at the time of the acquisition, including estimated cash flows from successful completion and cash flows necessary to complete each project. The resulting cash flows are adjusted for certain risks before being discounted to present value. Risks taken into consideration include estimates of market size, timing of completion, product pricing and competitive factors for each of the acquired technologies. The discount rate used reflects xVault's estimated weighted average cost of capital. The acquired technologies were in various stages of completion ranging from 13% to 43% of completion, with estimated completion dates no later than 2001. This non-recurring

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              charge is reflected in the unaudited pro forma condensed
              consolidated balance sheet but is not reflected in the unaudited pro forma condensed consolidated financial statements for the year ended December 31, 1999.

d. Elimination of xVault's redeemable common stock and stockholders' deficit.

e. Reduction of interest income due to the use of cash and cash equivalents to fund a portion of the cost of acquisition.

f. The number of shares used for the Basic net loss per common share calculation was adjusted as if the 160,000 shares component of the cost of acquisition were issued as of January 1, 1999. Basic net loss per common share is computed based upon the weighted average number of shares of common shares outstanding during the period. The computation of Diluted net loss per common share does not differ from Basic net loss per common share because potentially issuable securities (i.e., stock options and warrants) would be anti-dilutive. Therefore these amounts are not taken into consideration.

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